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                                                                 EXHIBIT 10.1




(COMPASS BANK LOGO)                                   Compass Bank
                                                      P.O. Box 2006
                                                      Dothan, Alabama 36302
                                                      334-712-7030


March 22, 2002



Mr. Richard Bailey
Boyd Bros. Transportation, Inc.
3275 Highway 30
Clayton, AL 36016

RE: CREDIT AND SECURITY AGREEMENT BETWEEN COMPASS BANK ("BANK") AND BOYD BROS. TRANSPORTATION, INC. ("BORROWER") DATED APRIL 11, 2000

Dear Richard:

For the period ending December 31, 2001, Boyd Bros. Transportation, Inc. was in violation of Section 6.01 of the above referenced Credit and Security Agreement (as amended, the "Agreement"). This is the Cash Flows-to-Current Maturity of Long Term Debt covenant. You have requested and Bank has agreed to waive the default of the covenant under the Loan Agreement existing as of December 31, 2001 solely by virtue of the violation of Section 6.01 of the Agreement, as outlined above. This one-time limited waiver is effective only in the specific instance and for the purpose for which given and nothing contained or provided herein shall be construed as granting a waiver of any default except as specifically set forth herein or as allowing Borrower to violate or fail to perform fully (i) Section 6.01 after December 31, 2001 or (ii) any other provisions of the Loan Documents at any time.

If the terms of this letter are acceptable to you, please execute this letter below and return the original hereof to the Bank.



Sincerely,


/s/ Jim Tate
Jim Tate
Vice President

AGREED AND ACCEPTED BY:

BOYD BROTHERS TRANSPORTATION, INC.

/s/ Richard Bailey
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its COO
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